CAUSE NO. D-1-GN-19-004708

MICHAEL DELAGARZA AND CIPHERLOC, INC., *Plaintiffs*,	§	IN THE DISTRICT COURT
v.	§	53RD JUDICIAL DISTRICT
TOM WILKINSON, ANTHONY AMBROSE, MANCHESTER MANAGEMENT PR, LLC, and MANCHESTER EXPLORER, L.P., *Defendants*.	§	TRAVIS COUNTY, TEXAS

ORDER ON DEFENDANTS' MOTION FOR ATTORNEYS TO SHOW AUTHORITY

On September 16, 2019, the Court heard Defendants' Motion for Attorneys to Show Authority. After considering the motion, the evidence presented, and the arguments of counsel, the Court finds and determines that Jack K. Reid and Stephen A. Aguilar of Ressler + Wynne Ressler, P.C. (hereafter, the ***RWR Attorneys***) lacked authority to file this lawsuit for CipherLoc, Inc. (***CipherLoc***) at the time this suit was filed on August 13, 2019, as well as subsequently as they continued to prosecute claims in CipherLoc's name.

It is therefore ORDERED that Defendants' Motion for Attorneys to Show Authority is GRANTED.

It is further ORDERED that Plaintiffs' Verified Original Petition, Application for Temporary Restraining Order, Temporary Injunction and Permanent Injunction is STRICKEN to the extent that it purports to make claims on CipherLoc's behalf (for tortious interference, "ultra vires" acts under section 20.002(c)(2) of the Texas

Business Organizations Code, and declaratory judgment), as well as to the extent it seeks seek damages, injunctive relief, and attorneys' fees for CipherLoc.

It is further ORDERED that the law firm of Ressler + Wynne Ressler, P.C., including attorneys Jack K. Reid and Stephen A. Aguilar, are barred from appearing in the case as counsel for CipherLoc.

It is further ORDERED that the District Clerk correct the case caption to conform to the following:

CAUSE NO. D-1-GN-19-004708

MICHAEL DELAGARZA,	§	IN THE DISTRICT COURT
	§	
Plaintiff,	§	
	§	
v.	§	53RD JUDICIAL DISTRICT
	§	
TOM WILKINSON and ANTHONY AMBROSE,	§	
	§	
	§	
Defendants.	§	TRAVIS COUNTY, TEXAS

Signed on September 16, 2019.

Judge Presiding

Dustin M. Howell